UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2011

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2011, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing its fourth quarter and full year 2010 results. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The press release contains the non-GAAP financial measures adjusted fourth quarter and full year 2010 Ingenix earnings from operations and operating margin, which exclude a total of $200 million in goodwill impairment and business line disposition charges at Ingenix.

The most directly comparable GAAP financial measures to these non-GAAP measures are as follows:

Fourth quarter 2010 Ingenix earnings (loss) from operations	$(99) million
Full year 2010 Ingenix earnings from operations	$84 million
Fourth quarter 2010 Ingenix operating margin	(13.8)%
Full year 2010 Ingenix operating margin	3.6%

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is attached to the press release.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated January 20, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2011

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 20, 2011

4